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                                Exhibit No. 3.2
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                       RETAIL INSTALLMENT SALES CONTRACT

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Buyer (and Co-Buyer) Name and Address          Ceditor (Seller Name and Address)
(include County & Zip Code)


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You, the Buyer (and Co-Buyer, if any), may buy the vehicle described below for cash or on credit. The cash price is shown below as "Cash Price." The credit price is shown below as "Total Sale Price." By signing this contract, you choose to buy the vehicle on credit under the agreements on the front and back of this contract. This contract is not contingent upon any financing terms which are satisfactory to the parties.

Description of Vehicle. You agree to buy and the Creditor agrees to sell the following vehicle.

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New or Used             Year            Made and Model            Body Type


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Vehicle Identification No.              Use for Which Purchased
                                        [ ] personal    [ ] agricutural
                                        [ ] business    [ ] _________________
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If truck -- Describe body and major names of equipment sold:

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                     FEDERAL TRUTH-IN-LENDING DISCLOSURES
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ANNUAL PERCENTAGE RATE       FINANCE CHARGE             Amount Financed
The cost of your credit      The dollar amount the      The amount of credit
as a yearly rate.            credit will cost you.      provided to you or on
                                                        your behalf

____________%                $ ______________           $ _______________
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Total of Payments                       Total Sale Price
The amount you will have paid           The total cost of your purchase
after you have made all                 on credit, including your
payments as scheduled.                  downpayment of $______________ is.

$_______________________                $__________________________
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Your Payment Schedule Will Be:
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Number of Payments                       Amount of Payments
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When Payments Are Due                     Or as Follows
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Monthly beginning
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        beginning
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        beginning
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Late Charge. If a payment is not paid in full within 7 days after it is due, you will pay a late charge of 5% of the late payment.

Prepayment. If you pay off all your debt early, you will not have to pay a penalty and you may be entitled to a refund of part of the finance charge.

Security Interest. You are giving a security interest in the vehicle being purchased.

Additional information. See the other side of this contract for more information including information about nonpayment, default, any required repayment in full before the scheduled date, prepayment refunds and security interest.
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ITEMIZATION OF AMOUNT FINANCED
1. Cash Price (including any accessories,
   services, and taxes)_______________________________________$ _____________(1)
2. Total Downpayment = Net Trade-in $ ________________ + Cash
                       Downpayment $_________________________
   Your Trade-in is a _______________________________________ $ _____________(2)
                      Year            Make             Model
3. Unpaid Balance of Cash Price (1 minus 2)__________________ $ _____________(3)
4. Other Charges including Amounts Paid to Others on Your Behalf:
   A Cost of Physical Damage Insurance Paid to the Insurance
     Company Named Below -- Covering damage to the
     Vehicle. _______________________________________________ $ _____________
   B Cost of Optional Mechanical Repair Insurance Paid to the
     Insurance Company Named Below -- Covering Certain
     Mechanical Repairs. ____________________________________ $ _____________
   C Cost of Optional Credit Insurance for the Term of this
     Contract Paid to the Insurance Company or Companies
     Named below. Life $________________ Disability, Accident and Health $____________________________________________ $ _____________
   D Official Fees Paid to Government Agencies ______________ $ _____________
   E Taxes Not Included in Cash Price _______________________ $ _____________
   F Government License and/or Registration Fees (Itemize)___ $ _____________
   G Government Certificate of Title Fees ___________________ $______________
   H Other Charges (Seller must identify who will receive
     payment and describe purpose)
        to ______________ for _______________________________ $ _____________
        to ______________ for _______________________________ $ _____________
     Total Other Charges and Amounts Paid to Others on Your
     Behalf _________________________________________________ $ _____________(4)
5. Amount Financed -- Unpaid Balance (amount of credit you will get) (3 + 4) ________________________________________ $ _____________(5)
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Insurance. If any insurance is checked below, the policies or certificates issued by the Companies named will describe the terms and conditions.

Physical Damage Insurance. You may obtain physical damage insurance from anyone you want who is acceptable to the Creditor. If you get the insurance from the seller, the cost shown in 4A of the itemization above is $_____________________ Insurance Company _______________________ Term _____________ months.

Optional Mechanical Repair Insurance. The cost of this insurance is shown in 4B of the itemization above.

Insurance Company ____________________________________
Term: [ ] _____________ Months or ________________ Miles whichever occurs first.
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Optional Credit Insurance. Credit line insurance and credit disability insurance are not required to obtain credit and will not be provided unless you sign for them and agree to pay the additional cost. If you want this insurance, check the insurance desired and sign below. If you have chosen this insurance, the cost is shown in 4C of the itemization above.

Check the insurance desired:
[ ] Life (Buyer [ ]    Co-Buyer [ ]     Both [ ])
[ ] Disability, Accident and Health (Buyer Only)
By signing here, you are stating that you are under age 65.

[ ] __________________________________________________
    Name of Insurer

______________________________________________________
Home Office Address
This policy will pay your debt on this contract up to $____________________ Total policy coverage for this and other contracts is limited to $______________

                       NO LIABILITY INSURANCE INCLUDED.

_____________________________           _________________________________
Buyer signature         Date            Co-Buyer Signature           Date
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I (we) waive the benefit of my (our) Homestead Exemption as to this obligations.

You signed this contract and received a copy on (Do not date on Sunday) ________________________, 19 ____________________

Buyer Signs __________________________ Co-Buyer Signs _________________________

Co-Buyers and Other Owners--A co-buyer is a person who is responsible for paying the entire debt. An other owner is a person whose name is on the title to the vehicle but does not have to pay the debt. The co-buyer or other owner knows that the Creditor has a security interest in the vehicle and consents to the security interest.

Other owner signs here __________________ Address ______________________________

Creditor Signs ___________________ By _______________ Title ____________________

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This contract is assigned with recourse under the terms of the "Seller's
Assignment" on the reverse side.

_________________________________________________________________
Seller

_________________________________________________________________
By              (If Corp. or Partnership)            (Title)

This contract is assigned without recourse or with limited recourse under the terms of the "Seller's Assignment" on the reverse side.

_________________________________________________________________
Seller

_________________________________________________________________
By              (If Corp. or Partnership)            (Title)

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                            Notice: See Other Side

WHITE--ORIGINAL  YELLOW--FILE COPY  PINK--BUYERS COPY  GOLDENROD--CO-BUYERS COPY

Ownership and risk of loss. You agree to pay the creditor all you owe under this contract even if the vehicle is damaged, destroyed or missing. You agree not to sell, transfer, or remove the vehicles from the State of Virginia without the Creditor's written permission. You agree not to expose the vehicle to misuse or confiscation. You will make sure the Creditor's security interest (lien) on the vehicle is shown on the title. If the Creditor pays any repair bills, storage bills, losses, fines, or other charges on the vehicle, you agree to pay the amount when the Creditor asks for it.

Security interests. You are giving the Creditor a security interest in the vehicle being purchased and any accessories, equipment and replacement parts being installed in the vehicle. The security interest also covers (1) insurance premiums and charges for service contracts returned to the creditor (2) proceeds of any insurance policies or service contract on the vehicle and (3) proceeds of any insurance policies on your life or health which are financed in this contract. This secures payment of all amounts you owe in this contract and in any transfer, renewal, extension or assignment of this contract. It also secures your other agreements in this contract.

Prepayment Refund. You can prepay all of your debt and get a refund or part of the Finance Charge. This refund will be figured by the Rule of 78's - a method commonly used to figure refunds on installment contracts, provided however the creditor is entitled to receive a minimum of $25 in finance charges. There will be no refund report to you if it is less than $1.00.

NOTICE IF YOU PAY THIS LOAN OR SALE ON CREDIT PARTIALLY OR IN FULL
        BEFORE ITS DUE DATE, THE AMOUNT OF INTEREST YOU PAY WILL BE GREATER THAN THE AMOUNT OF INTEREST YOU WOULD PAY FOR A SIMPLE INTEREST LOAN OF THE SAME PRINCIPAL AMOUNT.

Right to Refinance a Balloon Payment. Any installment which is more than twice the amount of an otherwise regularly scheduled equal installment is a Balloon Payment. If the property described in this contract is to be used primarily for consumer purposes, unless a separate agreement has been executed, the Buyer has the right to refinance any payment which is more than 10% greater than the regular or recurring installment payments on the basis of an extended period of time and additional payments which shall allow the balance to be paid in as few periodic payments not more than 10% greater than the regularly scheduled installment payments as are required to pay such balances.

Required Physical Damage Insurance. You agree to have physical damage insurance covering the loss or damage to the vehicle for the term of the contract. At any time during the term of this contract, if you do not have physical damage insurance which covers both the interest of you and the Creditor in the vehicle, then the Creditor may buy it for you. If the Creditor does not buy physical damage insurance which covers both interests in the vehicle, if may, if it decides, buy insurance which covers only the Creditor's interest .

        The Creditor is under no obligation to buy any insurance, but may do so if it desires. If the Creditor buys either of these coverages, it will let you know what type it is and the charge you must pay. The charge will consist of the cost of the insurance and a finance charge, at the highest lawful contract rate. You agree to pay the charge in equal installments along with the payments shown on the payment schedule.
        If the vehicle is lost or damaged, you agree that the Creditor can use any insurance settlement either to repair the vehicle or to apply to your debt.

Late Charge. You will have to pay a late charge on each payment received by the Creditor more than seven days late. The charge is shown on the front. You must also pay any cost paid by the Creditor to collect any late payment. Acceptance of a late payment or late charge does not excuse your late payment or mean that you can keep making payments after they are due. The Creditor may also takes the steps set forth below if there is any late payment.

Optional Insurance or Service Contracts. This contract may contain charges for optional insurance or service contracts. If the vehicle is repossessed, you agree that the Creditor may claim benefits under these contracts and terminate them to obtain refunds for unearned charges.

Insurance or Service Contract Charges Returned to Creditor. If any charge for required insurance is returned to the Creditor it may be credited to your account or used to buy similar insurance or insurance which covers only the Creditor's interest in the vehicles. Any refund on optional insurance or service contracts obtained by the Creditor will be credited to your account.
    Credits to your account will include both the amounts received by the Creditor and the unearned Finance Charges on those amounts. These credits will be applied to as many of your installments as they will cover beginning with the final installment. You will be notified of what is done.

Required Repayment in Full Before the Scheduled Date. If you fail to pay any payment within 10 days after it is due according to the payment schedule or if you break any of the agreements in the contract (default), the Creditor can demand that you pay all you owe on the contract at once. In figuring what you owe, the Creditor will give you a refund of part of the Finance Charge figured the dame as if you had prepaid in full.

Repossession of the Vehicle for Failure to Pay. Repossession means that if you fail to pay any payment within 10 days after it is due according to the payment schedule or if you break any of the agreements in this contract (default), the Creditor can take the vehicle from you. To take the vehicle the Creditor can enter your property or the property where it is stored, so long as it is done peacefully. If there is any personal property in the vehicle, such as clothing, the Creditor can store it for you. Any accessories, equipment or replacement parts will remain with the vehicle.

Getting the Vehicle Back After Repossession. If the Creditor repossesses the vehicle you have the right to get it back (redeem) by paying the entire amount you owe on the contract (not just past due payments) plus any late charges, the cost of taking and storing the vehicle and other expenses that the Seller or the Creditor has had in figuring the entire amount you owe on the contract. The Creditor will give your a refund for part of the Finance Charge figured the same as if you had prepared your contract. Your right to redeem will end when the vehicle is sold.

Sale of the Repossessed Vehicle. The Creditor will send you a written notice of sale at least 10 days before selling the vehicle. If you do not redeem the vehicle by the date on the notice the Creditor can sell it. The Creditor will use the net proceeds of the sale to pay all or part of your debt.
    The net proceeds of sale will be figured this way. Any late charges and any charges for taking and storing the vehicle, cleaning and advertising, etc. and any attorney fees and court costs will be subtracted from the selling price.
    If you owe the Creditor less than the net proceeds of sale, the Creditor will pay you the difference, unless required to pay it to someone else. For example, the Creditor may be required to pay a lender who has given you a loan and also taken a security interest in the vehicle.
    If you owe more than the net proceeds of sales, you will pay the Creditor the difference between the net proceeds of sale and what you owe when the Creditor asks for it. If you do not pay this amount when asked, you may also be charged interest at the highest lawful rate until you do pay all you owe to the Creditor.

Collection Costs. If the Creditor hires an attorney to collect what you owe, you will pay the attorney's reasonable fee and any court cost.

Delay in Enforcing Rights and Changes of this Contract. The Creditor can delay or refrain from enforcing any of the rights under the contract without losing them. For example, the Creditor can extend the time for making some payments without extending others. ANY CHANGE IN TERMS OF THIS CONTRACT MUST BE IN WRITING AND SIGNED BY THE CREDITOR. NO ORAL CHANGES ARE BINDING. If any part of this contract is not valid all other parts will remain enforceable.

Warranties Seller Disclaims. You understand that the Seller is not offering any warranties and that there are no implied warranties of merchantability, of Fitness for a particular purpose, or any other warranties, express or implied by the Seller, covering the vehicle unless the Seller extends a written warranty or service contract within 90 days from the date of this contract.

    An implied warranty of merchantability generally means first the vehicle is fit for the ordinary purpose for which such vehicles are generally used. A warranty of fitness for a particular purpose is a warranty that may arise when the Seller has reason to know the particular purpose for which you require the vehicle and you rely on the Seller's skill or judgement to furnish a suitable vehicle.

    This provision does not affect any warranties covering the vehicle which may be provided by the Vehicle manufacturers.

NOTICE: ANY HOLDER OF THE CONSUMER CREDIT CONTRACT IS SUBJECT TO ALL CLAIMS AND DEFENSES WHICH THE DEBTOR COULD ASSERT AGAINST THE SELLER OF GOODS OR SERVICES OBTAINED PURSUANT HERETO OR WITH THE PROCEEDS HEREOF. RECOVERY HEREUNDER BY THE DEBTOR SHALL NOT EXCEED AMOUNTS PAID BY THE DEBTOR HEREUNDER.

The Preceding NOTICE applies only to goods or services obtained primarily for personal, family, or household use. In all other cases Buyer will not assert against any subsequent holder or assignee of this contract any claims or defenses the Buyer (debtor) may have against the Seller, or against the manufacturer of the vehicle or equipment obtained under this contract.


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SELLER'S AGREEMENT

Seller sells and assigns to __________________________________ all of its right, title and interest in this contract.

Seller warrants and represents; (1) The contract across-from the sale of the property described on the face of the contract; (2) Seller had title to the property at the time of sale free of any liens; (3) All disclosures required by the law were properly made to that buyer prior to the Buyer signing the contract; (4) All insurance documentation will be delivered to the Buyer within the time required by law; (5) To the best of Seller's knowledge, the Customer's Statement attached is accurate. (6) The down-payment received by Seller is exactly as stated; (7) The contract is enforceable, and (8) Seller is licensed as required by law.

Each of these warranties and representations is material to assignee's acceptance of this contract. If any of them is breached or is erroneous, Seller unconditionally promises to accept reassignment of this contract and to pay assignee, upon demand the full amount of the unpaid balance under this contract. Seller also agrees to indemnify assignee to the full extent of all losses or expenses incurred by assignee as a result of such breach or error.

Seller agrees to indemnify assignee for any judicial setoff or loss as incurred as a result of a claim or defense of Buyer against Seller.

If this contract is rescinded by court order, Seller shall pay assignee the full amount assignee paid to purchase it. Seller shall be liable even if a waiver, compromise, settlement or variation of the terms of the contract releases the Buyer.

Seller waives notice of acceptance of this guarantee and notices non-payment and non-performance.

CONTRACTS ASSIGNED WITH RECOURSE

If this contract is assigned with recourse. In addition to the foregoing guarantees, indemnities and obligations Seller unconditionally guarantees payment on demand of the unpaid balance on this contract and all losses and expenses incurred by assignee. In the event of a default in payment of any installment, except as otherwise provided by the terms of the present assignee Retail Plan.

CONTRACTS ASSIGNED WITHOUT RECOURSE OR WITH LIMITED RECOURSE

If this contract is assigned without a recourse or with limited recourse, such assignment is without recourse to the Seller except to the circumstances set forth above and in and to the extent that an amount is stated in the following paragraph.

Seller unconditionally guarantees that if Buyer defaults in the payment of any installment under this agreement, Seller will pay, upon demand by assignee, the unpaid balance to the sum of $__________________________.
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